Exhibit 10.45

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of December 8, 2010 (the “Effective Date”), by and among Eiger Group International, Inc., a Delaware corporation (“Seller”), and Eiger BioPharmaceuticals, Inc. (“Buyer”). Buyer and Seller may be referred to herein individually as a “Party” and collectively as the “Parties”. Certain other capitalized terms used in this Agreement are defined in Section 1.

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, those certain assets of Seller specifically regarding the use of (a) farnesyl transferase inhibitors as anti-viral agents and methods to treat viral infection with those inhibitors, and (b) inhibitors of (i) prenylation, including an inhibitor of prenyl transferase or an inhibitor of any enzyme in the prenyl lipid synthesis pathway from mevalonate; (ii) prenyl cysteine methyltransferase; and (iii) a protease that removes the XXX tripeptide (or any amino acid thereof) from the CXXX polypeptide following prenylation, as anti-viral agents and methods to treat viral infection with those inhibitors, including Seller’s right, title and interest in those patents and patent applications that are listed in Schedule 1 hereto and all patents and applications claiming priority thereto and all regulatory filings and documents and information specifically regarding the same, in each case as described in Section 2.1 of this Agreement;

NOW THEREFORE, in consideration of the terms, covenants, and conditions hereinafter set forth, the Parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set forth below and grammatical variations of such terms shall have corresponding meanings:

1.1 “Acquirer” means a Third Party that acquires all right, title, and interest to all or substantially all of the assets of Buyer to which this Agreement relates.

1.2 “Affiliate” means, with respect to any Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” means the direct or indirect ownership of more than fifty percent (50%) of the outstanding shares or other voting rights entitled to vote for the election of directors (or in the case of an entity that is not a corporation, for the election of the corresponding management authority). Seller shall not be deemed for any purposes of this Agreement to be an Affiliate of Buyer.

1.3 “Business Day” (whether such phrase is capitalized or not) means any day, other than Saturday, Sunday, or a legal holiday in California, that banks located in San Francisco, California, are open for business.

1.4 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30, or December 31.

1.5 “Compound” means Sarasar, AZD3409, and any other compound owned or exclusively licensed to or entered into clinical development by Buyer that is either (a) a farnesyl transferase inhibitor, or (b) an inhibitor of (i) prenylation, including an inhibitor of prenyl transferase or an inhibitor of any enzyme in the prenyl lipid synthesis pathway from mevalonate; (ii) prenyl cysteine methyltransferase; and (iii) a protease that removes the XXX tripeptide (or any amino acid thereof) from the CXXX polypeptide following prenylation, and any metabolites, salts, polymorphs, esters, free acid forms, free base forms, pro-drug forms, racemates, and all optically active forms thereof. Notwithstanding the foregoing, and except for Sarasar and AZD3409, Compound shall not include any of the following:

(A) any compound owned by or exclusively licensed to or entered into clinical development by an Acquirer prior to or after its acquisition of Buyer other than the Compound(s) acquired from Buyer and any compound owned by or exclusively licensed to or entered into clinical development by a Licensee other than the Compound(s) licensed to Licensee pursuant to a License;

(B) any compound made or tested by or for Buyer as of the Effective Date;

(C) any compound shown on the list of [ * ] candidate lead compounds provided in Exhibit C;

(D) any compound not excluded by parts (A), (B), and (C) that is owned by or exclusively licensed to or placed into clinical development by Buyer, for which [ * ] and which has [ * ] as determined in (1) [ * ] assay for [ * ] activity using [ * ] and [ * ] assay of [ * ] using [ * ] containing [ * ] subject to [ * ], or (ii) the [ * ] assay described in [ * ], where [ * ], in each case with appropriate controls to ensure that the assay’s performance [ * ]; and

(E) any metabolites, salts, polymorphs, esters, free acid forms, free base forms, pro-drug forms, racemates, and all optically active forms of any of the foregoing.

For clarity, pro-drugs of any compound that would not be excluded from the definition of “Compound” pursuant to any of subsections (A) through (E) above shall also not be excluded. In addition, if a compound that would not be excluded from the definition of “Compound” pursuant to any of subsections (A) through (E) is [ * ] or [ * ] (i.e., the compound [ * ]), then such [ * ] hereunder.

1.6 “Contract” or “Contracts” means any mortgage, indenture, lease, contract, covenant, arrangement, agreement, instrument, commitment, purchase order or license.

1.7 “Encumbrance” or “Encumbrances” means any encumbrance, lien, charge, hypothecation, pledge, mortgage, adverse claim, option, preemptive right, or other security interest of any nature, or any Contract to create any of the foregoing entered into by Seller on or before the Effective Date. Notwithstanding the foregoing, Retained Rights (defined below) are specifically excluded from this definition.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.8 “Fair Market Value” means the cash consideration that Buyer, its Licensees or their respective Affiliates would realize from an unaffiliated, unrelated buyer in an arm’s length sale of an identical item sold in the same quantity, under the same terms, and at the same time and place.

1.9 “First Commercial Sale” means the date, after regulatory approval for commercial sale is obtained for a Product in any country, when a Product has been sold by Buyer, its Licensees or their respective Affiliates in commerce and shipped to a customer and such customer has been invoiced for the price of such Product.

1.10 “GAAP” means United States generally accepted accounting principles.

1.11 “Know-How” means all information, data, materials, technologies, inventions, trade secrets, algorithms, concepts, ideas, software, discoveries, processes, standards, methods, compositions, formulae, procedures, protocol techniques, results of experimentation and testing, and other know-how, whether or not patentable or copyrightable.

1.12 “Knowledge of Seller” or “Seller’s Knowledge” means the actual knowledge of a director, officer or employee of Seller and Dr. Glenn.

1.13 “Licensee” means a Third Party to whom Buyer, directly or indirectly, (a) has granted a license, immunity or other right under the Transferred Patents or to any Compound to make, use, offer to sell, sell, or import Products, provided such license has not expired or been terminated, or (b) has otherwise transferred a Compound or Product, other than by the sale of a Product in the ordinary course of business (e.g., through a distributor) pursuant to which Net Sales Payment Consideration is paid pursuant to Section 5.1(a).

1.14 “Net Sales” means the gross amount invoiced by Buyer, its Licensees and their respective Affiliates for sales of Products to Third Parties (excluding sales by and between Buyer, its Affiliates, and its Licensees) less the following:

(a) sales and excise taxes, customs duties, and other taxes, duties and governmental charges (including any tax such as a value added or similar tax or government charge) levied on the sale, transportation, delivery, or exportation of the Product and actually paid by the seller, in accordance with GAAP, but excluding any taxes and governmental charges calculated based on any profit or income earned by Buyer or its Affiliates or Licensees;

(b) governmental charges imposed upon the sale, manufacture, or use of the Products;

(c) distributor’s fees, rebates (including cash and non-cash rebates), returns, and allowances;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) discounts (including trade, quantity, and cash discounts), charge-backs, retroactive price reductions, refunds, returns, invoiced amounts not collected, and billing errors;

(e) allowances and credits on account of governmental requirements, rejections, recalls, defects, bad debt or returns;

(f) other similar or customary deductions taken in the ordinary course of business or in accordance with GAAP; and

(g) as an allowance for transportation costs, distribution expenses, special packaging and related insurance charges, [ * ] of the gross invoice amount arrived at after the application of the provisions of items (a) to (f) above.

For clarity, use of the Products for promotional, sampling or compassionate use purposes or for use in clinical trials shall not be considered in determining Net Sales.

1.15 “Net Sales Payment Rate” means, with respect to Net Sales of each Product, (i) [ * ] of Net Sales of such Product, which rate shall apply until the Buyer has recouped, from its profits on sales of such Product (where “profits on sales” means Net Sales less costs of goods sold, determined in accordance with GAAP, consistently applied), all of its Recoverable Costs for such Product; and thereafter, (ii) either (A) [ * ] of Net Sales of such Product for so long as such Product is free from generic competition in any country on a country-by-country basis; or (B) [ * ] with respect to Net Sales of such Product in any country in which there is generic competition. For Net Sales of Product(s) containing AZD3409 or any metabolites, salts, polymorphs, esters, free acid forms, free base forms, pro-drug forms, racemates, or optically active forms of AZD3409 marketed in an approved indication that does not involve a Virus With a Prenylated Protein, the Net Sales Payment Rate shall be [ * ] of the otherwise applicable Net Sales Payment Rate.

1.16 “Payment Period” means, on a Product-by-Product basis, the period of time beginning on the date of the First Commercial Sale of the Product and shall expire, unless terminated earlier pursuant to Section 5.1(b), when the Product is no longer sold in any country. For the purposes of clarity, if there is an interruption in the sale of a Product in a country, whereby after such interruption the sale of such Product in that country is resumed, then the Payment Period shall continue and shall be treated as if there had been no such interruption in sales.

1.17 “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group of any of the foregoing.

1.18 “Prenylation Program” means a research and/or development program initiated by Buyer after the Effective Date to discover and/or develop inhibitors of prenylation or post-prenylation reactions, including an inhibitor of prenyl transferase or an inhibitor of any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

enzyme in the prenyl lipid synthesis pathway from mevalonate, an inhibitor of prenyl cysteine methyltransferase, and an inhibitor of a protease that removes the XXX tripeptide (or any amino acid thereof) from the CXXX polypeptide following prenylation of a viral protein, including the design, optimization, and exploitation of compounds with specific activity against prenylation or post-prenylation reactions. “Prenylation Program” does not include Buyer’s efforts within ongoing research and development programs to [ * ] or within any future research and development program Buyer may initiate to [ * ]. “Prenylation Program” does not include any research and development program of any Licensee or Acquirer.

1.19 “Product” means (i) any drug product that contains a Compound other than AZD3409 as an active pharmaceutical ingredient (“API”), including combination products that include more than one API, which drug product is marketed by Buyer, its Licensees or their respective Affiliates for use in an approved anti-viral indication for a Virus With a Prenylated Protein; (ii) any drug product that contains AZD3409 as an API, including combination products that include more than one API, which drug product is marketed by Buyer, its Licensees or their respective Affiliates; and (iii) any metabolites, salts, polymorphs, esters, free acid forms, free base forms, pro-drug forms, racemates, and all optically active forms of a drug product under subsections (i) or (ii).

1.20 “Recoverable Costs” means, with respect to a Product, (a) the cost of [ * ] (including [ * ], the Product), (b) the [ * ] costs (determined in accordance with GAAP, consistently applied) incurred by Buyer, and not funded or reimbursed by any Third Party (as defined below) [ * ] for [ * ], (c) [ * ] costs, and (d) costs of [ * ]. For clarity, Recoverable Costs shall not include [ * ] costs.

1.21 “Retained Rights” means those rights of the U.S. government that may apply to having funded the work related to the Transferred Patents.

1.22 “Tax” or “Taxes” means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts and any obligation under any agreement or arrangement with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

1.23 “Third Part(y/ies)” means any Person(s) other than Buyer, Seller or their respective Affiliates.

1.24 “Transferred Documents and Information” means copies of any Contracts owned or Controlled by Seller and those reports and Know-How owned or controlled by Seller as of the Effective Date or created thereafter during the period Dr. Glenn is a consultant

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or employee of the Buyer that are related specifically to any Compound or the Transferred Patents.

1.25 “Transferred IP” means Transferred Patents and Transferred Documents and Information.

1.26 “Transferred Patents” means those patents and patent applications which are set forth on Schedule 1 of the Patent Assignment attached hereto as Exhibit A and any patent or application owned or controlled by the Seller or Dr. Glenn claiming priority to any of those patents or patent applications as well as, without limitation, any patents resulting from reissue, reexamination, or extension of any of the foregoing.

1.27 “Virus with a Prenylated Protein” means (a) without condition and under any circumstances HDV, HSV, CMV, and EBV; and (b) any other virus that encodes for a protein with a functional prenylation motif, such that (1) for proteins [ * ], the protein or a fragment thereof containing the prenylation motif can be [ * ] such as [ * ], and where [ * ]; and (2) for proteins [ * ], the protein or mutually agreed upon fragment thereof containing the prenylation motif can be [ * ] such as [ * ], and where [ * ]. Any one of the above assays, properly conducted with the appropriate controls, shall be considered dispositive of whether the virus has a prenylated protein unless there is a third party that asserts the virus does not have a prenylated protein and that sales of the Product infringe a patent relating to the use of prenylation inhibitors to treat virus infection that is owned or controlled by such third party. Under such circumstances, the virus shall not be deemed to be a Virus with a Prenylated Protein unless and until a laboratory, mutually acceptable to both parties and capable of conducting the above listed assays, conducts such assays, at the expense of Buyer, and confirms that the results of the assays demonstrate that the virus has a prenylated protein. In the event that the parties cannot in a timely fashion agree upon a laboratory capable of conducting such assays, then the matter shall be referred to arbitration, and the arbitrator shall select a laboratory to conduct the assays, which laboratory shall conduct the assays and advise the arbitrator whether the results of the assays demonstrate that the virus has a prenylated protein. The laboratory’s opinion shall be binding on the parties unless and until the scientific literature or a court of competent jurisdiction establishes that the virus protein either is (or is not) prenylated, in which event the scientific literature or court of competent jurisdiction finding shall be binding on the parties.

2. Purchase and Sale of the Purchased Assets.

2.1 Purchased Assets. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, convey, transfer and assign to Buyer, on the Effective Date, all of Seller’s right, title and interest in and to the Transferred IP, including without limitation all those assets described on Schedule 1 of the Patent Assignment attached hereto as Exhibit A (collectively, the “Purchased Assets”).

2.2 Excluded Assets. Seller shall retain all assets of Seller that are not Purchased Assets, which retained assets shall include, without limitation:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a) all information and documents other than Transferred Documents and Information; and

(b) all Retained Rights, rights of Seller under this Agreement and other retained rights under related agreements executed in conjunction herewith.

2.3 Assumption of Liabilities. As additional consideration for the Purchased Assets, Buyer shall assume the following:

(a) the amount payable to Morrison & Foerster LLP regarding patent expenses for the Transferred Patents incurred after 1 January 2009, which amount is [ * ]; and

(b) all warranties and product liabilities arising from (i) any breach of any warranties of the Buyer, (ii) the use of the Transferred IP by Buyer, its Licensees and their respective Affiliates, (iii) the use of the Compound by Buyer, its Licensees and their respective Affiliates, and (iv) any warranty and product liability claims arising with respect to activities of Buyer, its Licensees and their respective Affiliates with respect to Products made after the Effective Date.

Collectively, the amount under subsection (a) and (b) of this section shall be the “Assumed Liabilities.” Except for the Assumed Liabilities, Buyer shall not be obligated to assume or perform and is not assuming or performing any liabilities or obligations of Seller which relate to Seller’s control and ownership of, or any claim of right with respect to the Purchased Assets prior to the Effective Date, whether known or unknown, fixed or contingent, certain or uncertain, and regardless of when they are or were asserted, and Seller shall remain responsible for such liabilities.

2.4 Transfer Documents. On the Effective Date, the assignment of the Transferred Patents from Seller to Buyer in accordance with this Agreement will be further evidenced by execution by the Parties of the assignment document attached as Exhibit A hereto (the “Patent Assignment”).

2.5 Consideration. The consideration for the sale to Buyer of the Purchased Assets under this Agreement shall consist of (i) Three Hundred Fifty Thousand U.S. Dollars ($350,000; the “Up-Front Payment”), payable by Buyer upon the Effective Date of this Agreement, and which is non-creditable and non-refundable; (ii) payment by Buyer of all costs associated with the recordal of the assignment to Buyer of the Transferred Patents; (iii) the assumption by Buyer of the Assumed Liabilities pursuant to this Agreement; (iv) the Net Sales Payment Consideration (as defined in Section 5.1(a)); and (v) payment by Buyer of all reasonable costs associated with the transportation of the Compounds and Transferred Documents and Information from the Seller to the Buyer (collectively, the “Purchase Price”).

2.6 Transfer Taxes. Seller shall pay all taxes that are required by applicable law to be paid by Seller with respect to the sale and transfer of the Purchased Assets.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer, as follows:

3.1 Authority and Binding Effect. Seller has the full power and authority to execute and deliver this Agreement and the Patent Assignment. This Agreement and the Patent Assignment, and the consummation by Seller of its obligations contained herein and therein, have been duly authorized by all necessary actions of Seller, and this Agreement and the Patent Assignment have been duly executed and delivered by Seller. This Agreement and the Patent Assignment are valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms.

3.2 Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware of the United States.

3.3 Intellectual Property.

(a) Transferred IP is listed in Schedule 1 of the Patent Assignment attached hereto as Exhibit A, and such schedule is complete with respect to the Transferred Patents.

(b) As of the Effective Date, each item of Transferred Patents and Transferred Documents and Information is held or controlled by Seller free and clear of any Encumbrances (including without limitation any distribution rights and royalty rights). Except as set forth in the Retained Rights, Section 3.3(d) and Section 8.1(f), all Transferred Patents and Transferred Documents and Information will be fully transferable, alienable or licensable by Buyer without restriction and without payment of any kind to any Third Party.

(c) Except as explicitly indicated in Schedule 1 of the Patent Assignment attached hereto as Exhibit A, all Transferred Patents are currently to Seller’s Knowledge in compliance with applicable legal requirements (including payment of filing, examination and maintenance fees and proofs of use), and are not subject to any unpaid maintenance fees or taxes or actions falling due within ten (10) days after the Effective Date.

(d) To the extent that any Transferred IP was originally owned or created by or for any Person other than Seller, then to Seller’s Knowledge, (i) Seller has obtained or will procure promptly at Seller’s sole cost and expense the complete, unencumbered and unrestricted right to effect the transfer of the Transferred IP from Seller to Buyer such that the transfer does not violate any such right to transfer; (ii) except for the Retained Rights, or payments due to the Regents of the University of California pursuant to that certain letter agreement dated 3 November 1994 attached hereto as Exhibit B, with respect to which Seller represents and warrants all outstanding payments do not exceed [ * ] and which in any event will be timely made, and evidence of such payment will be provided to Buyer, no Third Parties have retained or otherwise have any rights or licenses with respect to the Transferred IP; and (iii) to

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Knowledge of Seller, no valid basis exists for any such Person to challenge or object to this Agreement or the transactions contemplated herein.

(e) To Seller’s Knowledge, Seller has not transferred ownership of, or granted any license of or right to use, or authorized the retention of any rights to use, to any Person any Transferred IP.

(f) To Seller’s Knowledge, there are no Contracts, licenses, or agreements between Seller and any other Person with respect to the Transferred IP, under which there is any dispute or, to Seller’s Knowledge, any threatened dispute regarding the scope of such agreement or performance under such agreement.

(g) To Seller’s Knowledge, and except as set forth in Section 3.3(d), Seller is not required to make or accrue any royalty, milestone or other similar payment to any Third Party in connection with any of the Purchased Assets.

(h) To Seller’s Knowledge, Seller has not received notice from any Third Party claiming that any of the Transferred IP infringes or misappropriates the intellectual property rights of any Third Party (nor to Seller’s Knowledge is there any valid basis therefor).

(i) To Seller’s Knowledge, no Person is infringing or misappropriating the Transferred IP.

(j) To Seller’s Knowledge, and except as set forth in Section 3.3(d), the Transferred IP is not subject to any Contracts or rights under any Contracts with any Third Parties.

3.4 Conflicts; Consents. The execution and delivery by Seller of this Agreement and the Patent Assignment, and the consummation of the transactions contemplated hereby, will not conflict with or give rise to a default or right to termination under (i) any provision of the certificate of incorporation or bylaws of Seller, each as amended to date; (ii) Contracts to which either Seller or any of its properties or assets (including intangible assets) is subject; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its properties or assets (tangible and intangible), except in any such case where it would not have a material adverse effect on Seller. Subject to the consent of Seller’s board of directors and shareholders (which consent shall be obtained prior to the Effective Date), except as would not have a material adverse effect on Buyer’s rights under the Purchased Assets, it is not necessary for Seller to take any action or to obtain any approval, consent or release by or from any Third Party, governmental or other, to enable Seller to enter into or perform its obligations under this Agreement and the Patent Assignment.

3.5 Compliance with Law/Permits. Seller is in compliance with all, and is not in violation of any, law, ordinance, order, decree, rule or regulation of any governmental agency or authority, the violation or noncompliance with which could have a material adverse effect on the Purchased Assets.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.6 Litigation and Proceedings. There is no claim, action, suit, proceeding or investigation (or any counter or cross-claim in an action brought by or on behalf of Seller), whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to Seller’s Knowledge, threatened, against Seller, which (i) could reasonably be expected to adversely affect Seller’s ability to perform its obligations under this Agreement or complete any of the transactions contemplated hereby; or (ii) involves the possibility of any judgment or liability, or which may become a claim, against Seller or its business. Seller is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Seller that affects, involves or relates to Buyer’s ability to acquire the Purchased Assets in accordance with this Agreement.

3.7 No Broker. Seller has not retained or used the services of an agent, finder, or broker in connection with the transactions contemplated by this Agreement

4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

4.1 Authority and Binding Effect. Buyer has the full corporate power and authority to execute and deliver this Agreement and the Patent Assignment. This Agreement and the Patent Assignment, and the consummation by Buyer of its obligations contained herein and therein, have been duly authorized by all necessary corporate actions of Buyer, and this Agreement and the Patent Assignment have been duly executed and delivered by Buyer. This Agreement and the Patent Assignment are valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms.

4.2 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Buyer is qualified to do business in each jurisdiction where such qualification is necessary and where the failure to be so qualified would have a material adverse effect on Buyer. Buyer has the requisite corporate power and authority to conduct its business as now conducted, to own or lease the Purchased Assets and to use such Purchased Assets in the conduct of its business.

4.3 Conflicts; Consents. The execution and delivery by Buyer of this Agreement and the Patent Assignment, and the consummation of the transactions contemplated hereby, will not give rise to a Conflict with respect to (i) any provision of the certificate of incorporation or bylaws of Buyer, each as amended to date; (ii) Contracts to which Buyer or any of its properties or assets (including intangible assets) is subject; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its properties or assets (tangible and intangible), except in any such case where it would not have a material adverse effect on Seller’s rights under the Purchased Assets. It is not necessary for Buyer to take any action or to obtain any approval, consent, or release by or from any Third Party, governmental or other, to enable Buyer to enter into or perform its obligations under this Agreement and the Patent Assignment.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.4 Compliance with Law/Permits. Buyer is in compliance with all, and is not in violation of any, law, ordinance, order, decree, rule or regulation of any governmental agency or authority, the violation of or noncompliance with which could have a material adverse effect on Buyer. No unresolved (i) charges of violations of laws or regulations relating to Buyer’s business have been made or threatened; (ii) proceedings or investigations relating to Buyer’s business are pending or have been threatened; and (iii) citations or notices of deficiency have been issued or have been threatened, against Buyer relating to or arising out of its business by any governmental authorities, which have had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer.

4.5 Litigation and Proceedings. There is no claim, action, suit, proceeding or investigation (or any counter or cross-claim in an action brought by or on behalf of Buyer), whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to Buyer’s knowledge, threatened, against Buyer, which (i) could reasonably be expected to adversely affect Buyer’s ability to perform its obligations under this Agreement or complete any of the transactions contemplated hereby; or (ii) involves the possibility of any judgment or liability, or which may become a claim, against Seller or its business. Buyer is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Buyer that affects, involves or relates to Buyer’s ability to acquire the Purchased Assets in accordance with this Agreement.

4.6 No Broker. Buyer has not retained or used the services of an agent, finder, or broker in connection with the transactions contemplated by this Agreement.

5. Payments.

5.1 Net Sales Payments.

(a) Net Sales Payment Rate. Subject to the provisions in this Section 5.1 and Section 5.3, on a Product-by-Product and country-by-country basis, Buyer will pay to Seller, on a quarterly basis, the Net Sales Payment Rate on Net Sales of any Product during the applicable Payment Period (the “Net Sales Payment Consideration”). Buyer shall use commercially reasonable efforts to (a) subject to the terms and conditions of this Agreement, provide that any Licensee shall pay directly to Seller the Net Sales Payment Consideration; and (b) enforce the terms of any such Licensee agreement, including termination of such Licensee agreement for non-payment in accordance with its terms. For clarity and avoidance of doubt, the Net Sales Payment Consideration is due only for Products containing either AZD3409, Sarasar, or other Compounds owned by, exclusively licensed to, or entered into clinical development by Buyer prior to any acquisition of Buyer by an Acquirer or grant of a license to a Licensee.

(b) Adjustment of Applicable Payment Period. Buyer and any Acquirer shall have the right upon written notice and payment within the time period specified to

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

make one or more of the following one-time payments to limit the Payment Period for Compounds as follows:

(1) for any and all Products containing any Compound other than Sarasar or AZD3409 or their metabolites, salts, polymorphs, esters, free acid forms, free base forms, pro-drug forms, racemates, and all optically active forms, the Buyer or any Acquirer may make a payment of [ * ] to Seller at any time before the [ * ] anniversary of the earlier of the First Commercial Sale of the first such Product to be sold commercially in the U.S. or Europe, provided, however, that if such payment is made after the [ * ] anniversary of that date, then the Buyer shall increase the payment to account for inflation, if any, and upon such payment, the Payment Period for all such Products will terminate on the [ * ] anniversary of such earlier First Commercial Sale of such first Product in either the U.S. or Europe;

(2) for any Product containing Sarasar or its metabolites, salts, polymorphs, esters, free acid forms, free base forms, pro-drug forms, racemates, and all optically active forms, the Buyer or any Acquirer may make a payment of [ * ] to Seller at any time before the [ * ] anniversary of the earlier of the First Commercial Sale of such Product in the U.S. or Europe, provided, however, that if such payment is made after the [ * ] anniversary of that date, then the Buyer shall increase the payment to account for inflation, if any, and upon such payment, the Payment Period will terminate on the [ * ] anniversary of such earlier First Commercial Sale of such Product in either the U.S. or Europe; and

(3) for any Product containing AZD3409 or its metabolites, salts, polymorphs, esters, free acid forms, free base forms, pro-drug forms, racemates, and all optically active forms, the Buyer or any Acquirer may make a payment of [ * ] to Seller at any time before the [ * ] anniversary of the earlier of the First Commercial Sale of such Product in the U.S. or Europe, provided, however, that if such payment is made after the [ * ] anniversary of that date, then the Buyer shall increase the payment to account for inflation, if any, and upon such payment, the Payment Period will terminate on the [ * ] anniversary of such earlier First Commercial Sale of such Product in either the U.S. or Europe.

(c) Combination/Bundled Products. In the event that a Product is sold by Buyer, its Licensees or their respective Affiliates in combination with one or more products which is itself not a Product (does not contain, as an active pharmaceutical ingredient, a Compound), then Net Sales of Product shall be calculated by multiplying the sales price of such combination sale by the fraction A/(A+B) where A is the Fair Market Value of the Product(s) and B is the Fair Market Value of the other product(s) in the combination sale.

5.2 Licensing. Buyer shall have the right to freely license, assign, or otherwise transfer (including by forming a joint venture) its rights in the Transferred Patents.

5.3 Reports and Net Sales Payments. Within [ * ] days after the end of each Calendar Quarter during the Payment Period, Buyer will deliver to Seller a report setting forth for such Calendar Quarter the following information on a Product-by-Product and country-by-country basis: (i) the gross sales and Net Sales of each Product; (ii) the number of units of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Products sold by Buyer, its Licensees and their respective Affiliates; (iii) the basis for any adjustments to the payments payable for the sale of each Product; (iv) the payments due under this Agreement for the sale of each Product; and (iv) the applicable exchange rate as determined pursuant to Section 5.4(b). Buyer will remit the total payments due for the sale of Products during such Calendar Quarter at the time such report is made. No such reports or payments will be due for any Product before the First Commercial Sale of such Product.

5.4 Payment Provisions Generally.

(a) Taxes and Withholding. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable laws or regulations. If Buyer is so required to deduct or withhold, Buyer will (i) promptly notify Seller of such requirement; (ii) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Seller; (iii) promptly forward to Seller an official receipt (or certified copy) or other documentation reasonably acceptable to Seller evidencing such payment to such authorities; (iv) make payments due to Seller net of such deductions or withholdings; and (v) provide all reasonable assistance to Seller in recovering or crediting such amounts for the benefit of Seller. Notwithstanding the foregoing, if Seller is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Buyer or the appropriate governmental authority (with the assistance of Buyer to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Buyer of its obligation to withhold tax, and upon filing or delivery, as the case may be, Buyer shall apply the reduced rate of withholding, or dispense with withholding to accrued payments due to Seller thereafter.

(b) Payment and Currency Exchange. All amounts payable and calculations hereunder will be in United States dollars. Whenever for the purposes of calculating the payments payable under this Agreement conversion from any foreign currency will be required, all amounts will first be calculated in the currency of sale and then converted into United States dollars using the rate of exchange quoted in the U.S. national edition of The Wall Street Journal on the last Business Day of the applicable Calendar Quarter to which the payment relates.

5.5 Maintenance of Records; Audits.

(a) Record Keeping. Buyer will keep, and will cause its Affiliates, Licensees and any Affiliates of such Licensees to keep, books and accounts of record in connection with the sale of Products and in sufficient detail to permit accurate determination of all figures necessary for verification of payments to be paid pursuant to this Agreement. Buyer will maintain, and Buyer will cause its Affiliates, Licensees and any Affiliates of such Licensees to maintain, such records for a period of at least [ * ] after the end of the calendar year in which they were generated.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Audits. Upon [ * ] prior written notice from Seller, Buyer will permit an independent certified public accounting firm of nationally recognized standing selected by Seller and reasonably acceptable to Buyer, to examine, at Seller’s sole expense, the relevant books and records of Buyer, its Licensees or their respective Affiliates as may be reasonably necessary to verify the amounts reported by Buyer as payments to Seller (and all Recoverable Costs recouped thereby) under the terms of this Agreement. An examination by Seller under this Section 5.5(b) will occur not more than once in any calendar year during the Payment Period and will be limited to the pertinent books and records for one or more Calendar Quarters ending not more than [ * ] before the date of the request. The selected accounting firm will be provided access to such books and records at Buyer’s facility(ies) where such books and records are normally kept and such examination will be conducted during Buyer’s normal business hours. Buyer may require the selected accounting firm to sign a standard non-disclosure agreement before providing such accounting firm access to Buyer’s facilities or records, provided that such agreement shall permit disclosure of Net Sales Payment Consideration (and Recoverable Costs) information to Seller only as necessary to confirm accuracy of payments under the terms of this Agreement, or disclosure as required by applicable law. Upon completion of the audit, the selected accounting firm will provide both Buyer and Seller a written report disclosing any discrepancies in the reports submitted by Buyer, and, in each case, the specific details concerning any discrepancies. No other information will be provided to Seller. After Seller has performed an audit in accordance with the provisions of this Section 5.5(b) with respect to a particular Calendar Quarter, Seller will have no right to conduct any additional audits with respect to such Calendar Quarter.

(c) Underpayments/Overpayments. If the accounting firm selected under Section 5.5(b) correctly concludes that additional payments were due to Seller pursuant to this Agreement, Buyer will pay to Seller such additional payments within [ * ] of the date Buyer receives such accountant’s written report so correctly concluding. If such accounting firm correctly concludes that Buyer overpaid payments to Seller, Seller will refund such overpayments to Buyer within [ * ] of the date Seller receives such accountant’s report so correctly concluding.

(d) Confidentiality. All financial information of Buyer that is subject to audit under Section 5.5(b) will be deemed to be confidential information of Buyer subject to the provisions of Section 9.3 hereof, and Seller will not disclose such confidential information to any Third Party or use such confidential information for any purpose other than verifying payments to be made or rectifying any underpayments hereunder or otherwise as allowed pursuant to Section 9.3.

6. Post-Effective Date Covenants.

6.1 Commercially Reasonable Efforts.

(a) Buyer will use commercially reasonable efforts at the cost and expense of Buyer, its Licensees or their respective Affiliates, or Buyer’s assignees, to develop and commercialize a Product in major markets, consistent with its efforts in respect of other

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

products which it owns or to which it has rights; provided that Buyer will not be required to use any level of efforts to sell, market, or distribute Products in any jurisdiction prior to receipt of all regulatory approvals reasonably deemed by Buyer to be necessary for the marketing and sale of Products in such jurisdiction; provided further that Seller understands that Buyer may not be able to enter into the clinic any Compound or Product for at least eighteen (18) months after the Effective Date.

(b) Whether certain efforts by Buyer are deemed to be “commercially reasonable” under this Section 6.1 with respect to Products will be determined in light of all relevant factors in the relevant jurisdictions including, without limitation (1) the market potential and rate of market growth of Products (including anticipated profit margin and the perceived market size); (2) the expense and difficulty of obtaining regulatory approval for Products in each jurisdiction; (3) in Buyer’s reasonable estimation, whether or not the sale of Products infringes or could infringe the intellectual property rights of Third Parties; (4) the competitive position of Products vis-à-vis other products marketed and sold for the same indications including, without limitation, with respect to the safety, efficacy, and cost of Products when compared to such other products, (5) manufacturing challenges and Compound availability; (6) then-current market conditions; (7) Product exclusivity; and (8) any relevant scientific considerations. For purposes of determining whether or not Buyer is complying with its obligations under this Section 6.1, Buyer’s development, sales and marketing efforts for Products in all relevant jurisdictions will be considered in the aggregate over the period of development and commercialization, taking into consideration the significant markets in a region or territory and not by separate country or jurisdiction.

(c) Seller’s sole and exclusive remedy for an Acquirer’s failure to use commercially reasonable efforts to develop and commercialize a Product in major markets shall be to receive such Compound not being developed (or corresponding Product not being commercialized in major markets) of Buyer and related Know-How of Buyer with respect to such Compound (or corresponding Product) of Buyer, and this Agreement shall terminate with respect to such Compound (or corresponding Product) of Buyer; provided, however, that Seller’s remedy hereunder shall be subordinate to any rights of any Third Party relating to such Compound (or corresponding Product) of Buyer, and Seller shall have no right under this subsection to any Compound other than AZD3409, Sarasar, and Compounds identified in a Prenylation Program. For clarity, there shall be no reversion of rights hereunder in the event any Product is commercialized and continued to be marketed with commercially reasonable efforts for at least [ * ] in either the U.S. or Europe, and if a Product is commercialized but not marketed with commercially reasonable efforts for at least [ * ] in either the U.S. or Europe, then the reversion rights hereunder shall be limited to that Product; provided, however, in the event that a payment under Section 5.1(b)(1), 5.1(b)(2), or 5.1(b)(3) has been made with respect to such Product, then there shall be no reversion unless and until that payment has been refunded to the Acquirer.

(d) Seller acknowledges and agrees that nothing in this Agreement (including, without limitation, any Schedules or Exhibits hereto) will be construed as

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

representing an estimate or projection of either (i) the extent to which Products will be successfully developed or commercialized by Buyer or (ii) the anticipated sales or the actual value of any Product. BUYER MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO DEVELOP OR COMMERCIALIZE ANY PRODUCT SUCCESSFULLY OR, IF DEVELOPED OR COMMERCIALIZED, THAT IT WILL ACHIEVE ANY PARTICULAR SALES LEVEL OF SUCH PRODUCT(S).

6.2 Patent Prosecution. Buyer will use good faith commercially reasonable efforts to maintain the Transferred Patents at its own expense, provided, however, that Buyer shall not be obligated to maintain any patent or prosecute any patent application within the Transferred Patents that Buyer determines will not materially contribute to preventing generic competition of Product(s). Seller will not be liable to Buyer in respect of any act, omission, default, or neglect in obtaining, prosecuting, or maintaining a patent within the Transferred Patents. Seller agrees not to challenge or assist in challenging in any manner any Transferred Patents covering Product or any other patent rights covering Product. In the event Buyer elects not to maintain any patent application or patent in the Transferred Patents, then it shall give Seller notice, and Seller shall have the right to maintain such patent application or patent at Seller’s cost.

6.3 Patent Enforcement. Buyer, its Licensees or their respective Affiliates, or Buyer’s assignees shall have the sole right and responsibility at its sole cost to take any actions it deems appropriate to stop infringement of any Transferred Patents. If Seller believes that infringement of any Transferred Patents is occurring and such infringement is having a material adverse effect on the sale of Products, then Seller shall notify Buyer of such infringement and material adverse effect. Buyer shall have the right to grant a license to such alleged infringer or to initiate an infringement action against such an infringer to stop any such infringement or, if Buyer does not agree that such infringement is occurring or is in any event not having a material adverse effect on the sale of Products, Buyer may initiate arbitration hereunder to resolve any dispute with Seller regarding whether an infringement exists or its material adverse effect on Product sales. In the event Seller succeeds in such arbitration and Buyer, its Licensee(s) or their respective Affiliate(s) do not act to stop any such infringement or initiate such proceeding within six (6) months of determination by the arbitrator, then Seller shall have the right to initiate an infringement action against the alleged infringer at its sole expense.

6.4 Potential Third Party Rights. As between the Parties, Buyer shall have the sole right, through counsel of its choosing, to negotiate and obtain licenses from Third Parties as it deems necessary and on terms it deems reasonable for Buyer to exploit any Product in any country. As between the Parties, Buyer shall have the first right, through counsel of its choosing, to assume control of (a) the defense of claims in an infringement suit relating to the exploitation of a Compound, Product, or the Transferred Patents, and (b) any claim pertaining to the validity or enforceability of any of the Transferred Patents. If neither Buyer nor its Licensee(s) or their respective Affiliate(s) chooses to assume control of any such proceeding, Seller may, at its sole cost and expense, defend against any such claim.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.5 Further Assurances. Seller shall provide all cooperation reasonably requested by Buyer in connection with any effort by Buyer to establish, perfect, defend, or enforce its rights in or to the Purchased Assets, including executing further consistent assignments, transfers, licenses, and releases. In addition, to the extent Seller cannot transfer and assign any of the Transferred IP, or any portion thereof, as of the Effective Date, then Seller will assign and transfer the same at the first opportunity to do so. To the extent further transfer or assignment of any patents rights is required and Seller has not, within fifteen (15) Business Days of the delivery of such assignment to Seller, (i) executed and returned to Buyer the form of assignment reasonably requested by Buyer, or (ii) delivered to Buyer a written objection to Buyer’s request, then Seller hereby irrevocably appoints Buyer as its attorney-in-fact with the right, authority, and ability to execute and enter into such assignment on behalf of Seller. Seller stipulates and agrees that such appointment is a right coupled with an interest and will survive the incapacity or unavailability of Seller at any future time. To the extent that any of the Transferred IP cannot be assigned and transferred by Seller, then Seller hereby grants Buyer an irrevocable, worldwide, fully-paid up, royalty-free, exclusive license, with the right to sublicense through multiple tiers, to make, use, sell, improve, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based upon, and otherwise utilize in any manner the Transferred IP.

6.6 Expenses. Except as otherwise provided herein, each Party shall pay all of its respective costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in carrying out and closing the transactions contemplated by this Agreement, whether or not this Agreement or the transactions contemplated hereby are ever consummated.

6.7 Improvements. As between the Parties, Buyer shall own all improvements and other inventions, improvements, developments, and Know-How developed by or on behalf of Buyer or Buyer’s Affiliates or Licensees in connection with the development of Compounds and Products and all patent rights and intellectual property rights with respect thereto.

6.8 Trademarks. Buyer shall have the sole right to select and shall, as between the Parties, own the trademarks for the marketing and sale of Products.

6.9 Transition Support.

(a) Access to Information. Seller will transfer the Transferred Documents and Information to Buyer within thirty (30) days after the Effective Date. For a period of one (1) year following the Effective Date, upon reasonable notice received from Buyer and during normal business hours, Seller shall afford Buyer and its representatives assistance, to the extent reasonably necessary (i) to confirm that all Purchased Assets and any Assumed Liabilities have been transferred to Buyer, and (ii) for Buyer to use the Purchased Assets after the Effective Date.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Inquiries. Seller agrees following the Effective Date to use good faith efforts to redirect to Buyer all inquiries concerning a Compound or a Product made by any Person to Seller or any of its agents or representatives.

6.10 Non-Competition. As of the Effective Date and for the term of this Agreement, and except for academic, educational, research and/or other non-commercial purposes by Dr. Glenn in his capacity as a university professor, Seller and Dr. Glenn covenant that they will not, (a) in the case of Seller, by itself or with, through or for the benefit of any Affiliate, licensee, or Third Party, or (b) in the case of Dr. Glenn (but only for so long as Dr. Glenn remains a consultant or employee of the Buyer), by himself or with, through or for the benefit of any Affiliate, licensee, or Third Party, [ * ], or otherwise [ * ], in each case [ * ]. The Parties and Dr. Glenn acknowledge that the restriction contained in this Section 6.10 is reasonable, valid, and necessary for the adequate protection of Buyer’s business and that Buyer would not have entered into this Agreement without the protection afforded it by this Section 6.10.

7. Indemnification; Survival.

7.1 Indemnification of Buyer. Subject to the provisions of this Section 7, Seller shall indemnify and hold harmless Buyer, its stockholders, and its representatives (collectively, the “Buyer Indemnitees”), from and against any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys’ and consultants’ fees and expenses in connection with any action, suit or proceeding or settlement of any of the foregoing) (collectively, “Losses”) incurred or suffered by a Buyer Indemnitee arising out of:

(a) any breach of the representations and warranties of Seller set forth in this Agreement; and

(b) any breach of any covenant or agreement of Seller set forth in this Agreement or in any certificate, instrument, or other document delivered pursuant to this Agreement.

Notwithstanding any other provision of this Agreement, the remedies provided for in this Section 7 shall constitute the sole and exclusive remedy of Buyer and any other Buyer Indemnitee for any post-Effective Date claims made in connection with this Agreement or any other Losses as described in this Section 7.1, except for the actual fraud of Seller.

7.2 Indemnification of Seller. Subject to the provisions of this Section 7, Buyer shall indemnify and hold harmless Seller, its stockholders, and its representatives (collectively, the “Seller Indemnitees”), from and against any and all Losses incurred or suffered by a Seller Indemnitee arising out of:

(a) any breach of the representations and warranties of Buyer set forth in this Agreement;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) any breach of any covenant or agreement of Buyer set forth in this Agreement or in any certificate, instrument, or other document delivered pursuant to this Agreement;

(c) the ownership or operation of the Purchased Assets or the manufacture, use, or sale of Product solely by Buyer, its Licensees or their respective Affiliates or use of Product by their customers; and

(d) the Assumed Liabilities.

Notwithstanding any other provision of this Agreement, the remedies provided for in this Section 7 shall constitute the sole and exclusive remedy of Seller and any other Seller Indemnitee for any post-Effective Date claims made in connection with this Agreement or any other Losses as described in this Section 7.2, except for the actual fraud of Buyer.

7.3 Limitations on Indemnification.

(a) Buyer and Buyer’s Indemnitees shall be entitled to recover for (i) any Losses arising or resulting from fraud or fraudulent misrepresentation with respect to representations and warranties of Seller contained in this Agreement; and (ii) any liabilities for indemnification under Section 7.1.

(b) Seller and Seller’s Indemnitees shall be entitled to recover for (i) any Losses arising or resulting from fraud or fraudulent misrepresentation with respect to representations and warranties of Buyer contained in this Agreement; (ii) Buyer’s obligations to pay the Purchase Price (including any portion thereof to be paid on or after the Effective Date, such as the Up-Front Payment and the Net Sales Payment Consideration); and (iii) any liabilities for indemnification under Section 7.2.

(c) No claim for indemnification shall be made pursuant to Section 7.1 after [ * ] from the Effective Date. Notwithstanding the foregoing, any such claim for indemnification shall continue as to any matter as to which a claim is submitted in writing to Seller prior to such [ * ] period and identified as a claim for indemnification pursuant to this Agreement, until such time as such claims and matters are resolved. In addition, any such claim for indemnification may be brought at any time to the extent it is based upon or involves (i) fraud by the Indemnifying Party, or (ii) claims made under Section 7.1 for a breach of Section 3.1 (Authority and Binding Effect), 3.2 (Organization and Standing), or 3.4 (Conflicts; Consents).

(d) Subject to the limitations set forth in this Section 7.3, Buyer may offset against the Net Sales Payment Consideration, as and when the Net Sales Payment Consideration becomes due and payable, any amounts owed to Buyer for indemnification under Section 7.1.

(e) THE FOLLOWING SHALL APPLY ONLY TO SELLER’S ACTIONS PRIOR TO THE EFFECTIVE DATE AND BUYER’S ACTIONS AFTER THE

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EFFECTIVE DATE. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR WITH RESPECT TO THIRD PARTY CLAIMS UNDER THIS SECTION 7 OR IN THE EVENT OF SELLER’S BREACH OF SECTION 6.10, NO PARTY OR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, MILESTONES OR ROYALTIES, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (a) THE USE OF THE COMPOUND, THE DEVELOPMENT, MANUFACTURE, USE OR SALE OF ANY PRODUCT OR COMPOUND DEVELOPED, MANUFACTURED OR MARKETED HEREUNDER OR (b) THE USE OF THE TRANSFERRED PATENTS, OR THE TRANSFERRED DOCUMENTS AND INFORMATION.

(f) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SELLER AND ITS OFFICERS, DIRECTORS AND SHAREHOLDERS SHALL NOT BE LIABLE TO BUYER FOR ANY CLAIMS UNDER OR IN CONNECTION WITH THIS AGREEMENT IN AN AMOUNT IN THE AGGREGATE GREATER THAN THE AMOUNT OF NET PAYMENT CONSIDERATION ACTUALLY PAID BY BUYER TO SELLER HEREUNDER. BUYER ACKNOWLEDGES THAT ANY AND ALL STATEMENTS MADE BY DR. JEFFREY GLENN TO BUYER IN CONNECTION WITH THIS AGREEMENT OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN HAVE BEEN MADE SOLELY IN DR. JEFFREY GLENN’S CAPACITY AS A REPRESENTATIVE OF SELLER, AND NOT IN HIS INDIVIDUAL CAPACITY.

7.4 Procedure. A Party seeking indemnification (the “Indemnitee”) will promptly notify the other Party (the “Indemnifying Party”) in writing of a claim or suit; provided that an Indemnitee’s failure to give such notice or delay in giving such notice will not affect such Indemnitee’s right to indemnification under this Section 7 except to the extent that the Indemnifying Party has been prejudiced by such failure or delay. The Indemnitee has the right to participate (a) at its own expense in the claim or suit with counsel of its own choosing, and (b) in selecting counsel to be used by the Indemnifying Party in such claim or suit. The Indemnifying Party will consult with the Indemnitee in good faith with respect to all non-privileged aspects of the defense strategy. The Indemnitee will cooperate with the Indemnifying Party as reasonably requested, at the Indemnifying Party’s sole cost and expense. The Indemnifying Party will not settle any claim or suit without the Indemnitee’s prior written consent unless such settlement is limited to the payment of cash by the Indemnifying Party and contains a full release of the Indemnitee.

8. Term and Termination.

(a) Term. The term of this Agreement shall extend until expiration of all payment obligations hereunder.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Termination by Buyer. Buyer may terminate this Agreement in its entirety upon [ * ] advance written notice to Seller.

(c) Termination by Seller. Subject to Section 6.1, Seller may terminate this Agreement in its entirety at any time after [ * ] from the Effective Date upon [ * ] prior written notice in the event Buyer is not actively attempting to acquire or developing with commercially reasonable efforts any Compound or Product in major markets. Buyer shall have the right, upon such written notice, to invoke arbitration as provided hereunder, to dispute the basis upon which such notice is provided and to determine the appropriate remedy hereunder. Termination for material breach of development obligations is a remedy of last resort and may be invoked only where the breach cannot be remedied by the payment of money damages.

(d) Termination for Material Breach. Either Party may terminate this Agreement in its entirety for material breach by the other that is not cured within [ * ] after written notice is given. If such breach cannot be cured within such period, and if the breaching Party commences to cure such breach in such period and thereafter diligently continues such actions, the other Party may not terminate under this provision. If either Party initiates arbitration with respect to an allegation of material breach or termination, the termination procedures set forth herein shall be tolled until the dispute is finally resolved through arbitration. Termination for material breach is a remedy of last resort and may be invoked only where the breach cannot be remedied by the payment of money damages.

(e) Termination for Insolvency. Either Party may terminate this Agreement upon the bankruptcy of the other Party.

(f) Consequences of Termination.

(1) In the event of termination of this Agreement for any reason other than if Buyer terminates this Agreement for the material breach under Section 8(d) of the Agreement by Seller, then Buyer shall within [ * ] assign to Seller the Purchased Assets, and, if the Buyer (for purposes of this subsection, Buyer shall not include any Acquirer) has, prior to such termination, initiated a Prenylation Program, then Buyer shall within [ * ] also assign to Seller any Compounds and associated Know-How made or tested in such Prenylation Program controlled by Buyer as of the date of termination and all data and health registrations obtained by it and necessary to continue to develop or sell any Product containing any such Compounds, including all such Compounds that Buyer entered into clinical development and Products containing such Compounds for which Buyer received regulatory approval, and to the extent not already assigned above, any material information regarding any such Compound(s) and/or Product(s) entered into clinical development by Buyer (the “Supporting Documents”), subject to the rights of any Third Party in such Product(s), provided, however, that Seller shall take each such Compound subject to the same rights and obligations (if any) of Buyer pursuant to which such Compound was acquired by Buyer. For clarity, nothing in this subsection 8(f)(1) provides Seller any claim on termination of this Agreement to any Compound or Product other than Compounds and Products made, tested, and or developed by Buyer in a Prenylation Program prior to any acquisition of Buyer by a Third Party. If Seller then elects to develop or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

license a Third Party to develop a Compound and/or Product with the use of such Supporting Documents, then, except for termination of this Agreement by Buyer pursuant to Section 8(b), or by Seller pursuant to Section 8(d), Buyer and Seller shall meet to agree upon the financial terms for compensating Buyer for the use of such Supporting Documents.

(2) In the event of an occurrence which would give Buyer the right to terminate this Agreement for the material breach under Section 8(d) of the Agreement by Seller, then in lieu of exercising such right, Buyer shall have the right, upon notice to Seller, to elect to continue its rights to the Purchased Assets under this Agreement subject to the following: Net Sales Payment Consideration obligations to Seller hereunder shall be reduced by [ * ].

9. Miscellaneous.

9.1 Public Announcements. Neither Party shall make any public announcements concerning matters concerning this Agreement or the negotiation thereof without the prior written consent of the other Party unless such disclosure is required by law, in which case the announcing Party shall provide the other Party with reasonable notice of such disclosure.

9.2 Assignment. This Agreement and the rights and obligations hereunder may only be assigned by a Party upon the written consent of the other Party, and the obligations of such transferring Party will then transfer to the acquiring party upon any such assignment; provided, however, (a) Seller may assign this Agreement and the rights and obligations hereunder without the consent of Buyer to a liquidating trust established by Seller or its stockholders; and (b) either Party may, pursuant to a change of control, merger, and/or purchase of substantially all of the assets of such Party (or, in the case of Buyer, substantially all of the assets relating to any Compound(s) and/or Product(s)) assign this Agreement and the rights and obligations hereunder, and such assignment shall not require consent of the other Party. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

9.3 Confidentiality. Each Party hereby agrees, and agrees to cause its stockholders, members, and representatives, to keep the terms of this Agreement and the Patent Assignment confidential and, without limiting its other obligations hereunder, will treat and safeguard such terms with the same degree of care with which it treats its own confidential information (but in no less a reasonable degree of care) and to limit access to such terms to such employees, consultants, representatives and professional advisors of such Party who reasonably require such access in connection with the activities contemplated by this Agreement or otherwise to administer the terms of this Agreement. To the extent practicable, in the event that a Party is required to disclose such terms pursuant to any law, regulation, or judicial or administrative directive, such Party will promptly notify the other Party in order to allow the other Party a reasonable period of time to obtain protective or confidential treatment of such terms before they are disclosed. Either Party may disclose the terms of this Agreement and the Patent Assignment (i) to the extent required, in the reasonable opinion of such Party’s legal

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

counsel, to comply with applicable laws, including, without limitation, the rules and regulations promulgated by the United States Securities and Exchange Commission; and (ii) in connection with a prospective acquisition, merger, financing, or license for such Party, to prospective acquirers or merger candidates or to existing or potential investors or licensees; provided that prior to such disclosure each such candidate or investor will agree to be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 9.3. Each Party acknowledges that it will be impossible to measure in money the damage to the other Party if such Party fails to comply with the obligations imposed by this Section 9.3, and that, in the event of any such failure, the non-disclosing Party may not have an adequate remedy at law or in damages. Accordingly, each Party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the disclosing Party has an adequate remedy at law. Each Party agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the non-disclosing Party seeking or obtaining such equitable relief.

9.4 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 3, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PURCHASED ASSETS (INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY REGARDING MERCHANTIBILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, SCOPE, ENFORCEABILITY OR NONINFRINGEMENT).

9.5 Severability. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that jurisdiction, without giving effect to its rules regarding conflicts of laws. Subject to the agreement of the Parties to binding arbitration for the resolution of disputes pursuant to Section 9.12 hereof, the Parties consent to the exclusive jurisdiction of the Delaware courts for the resolution of any disputes between them arising under this Agreement.

9.7 Entire Agreement; Amendment. This Agreement, the Exhibits and Schedules hereto and thereto, and each additional agreement and document to be executed and delivered pursuant hereto constitute all of the agreements of the Parties with respect to, and supersede all prior agreements and understandings relating to the subject matter of, this Agreement or the transactions contemplated by this Agreement. This Agreement may not be modified or amended except by a written instrument specifically referring to this Agreement signed by the parties hereto.

9.8 Waiver. No waiver by one Party of the other Party’s obligations, or of any breach or default hereunder by any other Party, shall be valid or effective, unless such waiver is set forth in writing and is signed by the party giving such waiver; and no such waiver

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shall be deemed a waiver of any subsequent breach or default of the same or similar nature or any other breach or default by such other Party.

9.9 Interpretation; Headings. This Agreement is the result of arms-length negotiations between the Parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a Party by reason of the fact that such Party or its legal counsel was the draftsman of that provision. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement. The plural will be deemed to include the singular, and the singular will be deemed to include the plural. The words “include,” “includes,” or “including” mean including, by way of example and not by way of limitation. Words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The words “shall” and “will” are deemed to be synonyms.

9.10 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.11 Notices. Unless otherwise provided herein, any notice, report, payment, or document to be given by one Party to the other will be in writing and will be deemed given when actually received or when delivered personally, mailed by certified or registered mail, postage prepaid (such mailed notice to be effective on the date that is five (5) Business Days after the date of mailing), sent by reputable overnight courier (such notice sent by courier to be effective one (1) Business Day after it is deposited with such courier), or by electronic facsimile (such notice sent by facsimile to be effective on the first Business Day after transmission, provided that the successful transmission of the facsimile has been confirmed) to the address below, or to such other place as any Party may designate as to itself by written notice to the other Party.

If to Seller:	Eiger Group International
2061 Webster Street
Palo Alto, CA 94301

If to Buyer:	Eiger BioPharmaceuticals, Inc.
3350 W Bayshore Road, Suite 120
Palo Alto, CA 94303
Attn: Chief Executive Officer

9.12 Dispute Resolution.

(a) In the event that any dispute or controversy arises between the Parties out of or relating to this Agreement or any Ancillary Agreement (a “Dispute”), a Party shall notify the other Party in writing of the existence of the Dispute, and the Parties shall meet

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and negotiate in good faith to attempt to resolve the matter. If such efforts do not within [ * ] resolve the Dispute, the Dispute shall be resolved by binding arbitration as provided in this Section 9.12. Buyer and Seller shall each appoint an arbitrator of choice from a list of arbitrators recognized by the American Arbitration Association. The appointed arbitrators shall appoint a third arbitrator from the list, and the three arbitrators shall hear the Parties and settle the Dispute. The proceedings shall be conducted under and governed by the Commercial Rules of the American Arbitration Association, as in effect from time to time. All arbitration hearings shall be conducted in San Francisco, California. All applicable statutes of limitation shall apply to any Dispute. Except in circumstances of gross negligence or intentional misconduct by a Party or its Affiliates, or with respect to Third Party claims under the indemnification provisions set forth in this Agreement, neither Party nor any of either Party’s Affiliates shall be liable for special, indirect, incidental or consequential damages, or for the lost profits, milestones, or royalties arising out of the development, manufacture, use, or sale of any Product or any breach. The arbitrators shall have no power to award punitive or exemplary damages or to ignore or vary the terms of this Agreement, and shall be bound to apply controlling law. The arbitrators may award costs and expenses incurred in connection with a Dispute (including reasonable attorney’s fees) to a Party, if it is determined by the arbitrator that the other Party acted in bad faith. A judgment upon the award may be entered in any court having jurisdiction.

(b) The preceding shall not be deemed to limit either party’s right to apply for injunctive or other equitable relief to any court of competent jurisdiction in the event of a breach or potential breach by the other party of its material obligations hereunder in the event that the party has a reasonable expectation that irreparable harm will result from such breach.

9.13 GAAP. All questions of accounting under this Agreement shall be resolved under generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for the applicable Person (or Persons on a consolidated basis, as the case may be) throughout the period indicated and consistent with such Person’s prior financial practices.

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IN WITNESS WHEREOF, each of Buyer and Seller has caused a duly authorized representative to execute this Asset Purchase Agreement on the date first written above.

Seller:

EIGER GROUP INTERNATIONAL, INC.

By:	/s/ Jeffery Glenn

Name:	Jeffrey Glenn

Title:	Chief Executive Officer

As an individual confirming that any

invention he controls that relates to the

inhibition of prenylation for the treatment of

viral infection as of the Effective Date has

been or will be assigned to Seller, and being

bound solely for purposes of Section 3.3(b),

6.9(a) and 6.10.

/s/ Jeffrey Glenn
Jeffrey Glenn

Buyer:

EIGER BIOPHARMACEUTICALS, INC.

By:	/s/ David Cory

Name:	David Cory

Title:	Chief Executive Officer

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

PATENT ASSIGNMENT

WHEREAS, Eiger Group International, Inc., duly organized under and pursuant to the laws of Delaware and having its principal place of business at 2061 Webster Street, Palo Alto, California 94301, is the owner of all rights, title, and interests in and to the patent applications and patents shown on the attached Schedule 1 (the “Transferred Patents”), by virtue of an assignment from Dr. Jeffrey Glenn dated 29 November 2007, attached hereto as Schedule 2, who is the sole inventor of the Transferred Patents, as well as the prior sole owner of the Transferred Patents, by virtue of an assignment from the Regents of the University of California dated 28 November 1994, attached hereto as Schedule 3 (Eiger Group International, Inc., and Dr. Jeffrey Glenn are individually and collectively referred to herein as “Assignor”); and

WHEREAS, Eiger BioPharmaceuticals, Inc. (“Assignee”), duly organized under and pursuant to the laws of Delaware and having its principal place of business at 3350 W. Bayshore Road, Suite 120, Palo Alto, CA 94303, desires to acquire the entire right, title, and interest in and to the Transferred Patents and all the inventions and discoveries disclosed and/or claimed in the Transferred Patents (the “Inventions”);

NOW THEREFORE, be it known that effective as of December 8, 2010, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, and sets over unto Assignee (1) the entire right, title, and interest in all countries throughout the world in and to said Transferred Patents and Inventions, including any renewals, revivals, reissues, reexaminations, extensions, continuations, continuations-in-part, and divisions of said Transferred Patents and any substitute applications therefor; (2) the entire right to file patent applications (“New Applications”) in the name of Assignee or its designee on the aforesaid Inventions in all countries of the world; (3) the entire right, title, and interest in and to any patent which issued and may issue on the Inventions in any country, and any renewals, revivals, reissues, reexaminations, and extensions thereof, and any patents of confirmation, registration, and importation of the same; (4) the right to sue and recover for, and the right to profits or damages due or accrued in connection with, any and all past, present, or future infringements of the Transferred Patents and Inventions; and (5) the entire right, title, and interest in all convention and treaty rights of all kinds, including without limitation all rights of priority in any country of the world, in and to the above Transferred Patents and Inventions.

AND for the same consideration, said Assignor hereby covenants and agrees to and with said Assignee its successors, legal representatives and assigns, that, at the time of execution and delivery of these presents, said Assignor is the sole and lawful owner of the entire right, title and interest in and to said Inventions and Transferred Patents, and that the same are unencumbered and that said Assignor has good and full right and lawful authority to sell and convey the same in the manner herein set forth.

AND for the same consideration, said Assignor hereby covenants and agrees to and with said Assignee, its successors, legal representatives and assigns, that said Assignor will, whenever

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counsel of said Assignee, or the counsel of its successors, legal representatives and assigns, shall advise that any proceeding in connection with said Inventions and Transferred Patents in any country, including interference proceedings, is lawful and desirable, or that any application for letters patent, or that any division, continuation or continuation-in-part of any application for letters patent or any reissue or extension of any letters patent, to be obtained thereon, is lawful and desirable, sign all papers and documents, take all lawful oaths, and do all acts necessary or required to be done for the procurement, maintenance, enforcement and defense of said Inventions and Transferred Patents, without charge to said Assignee, its successors, legal representatives and assigns, but at the cost and expense of said Assignee, its successors, legal representatives and assigns.

AND, Assignor hereby authorizes and requests the competent authorities to grant and to issue any and all patents on the Inventions throughout the world to Assignee, its successors, or assigns, whose rights, title, and interests in such patents are the same as would have been held and enjoyed by Assignor had this assignment, sale, and transfer not been made.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Assignor has caused this Patent Assignment to be duly executed by its officer thereunto duly authorized as of the 8th day of Dec, 2010.

EIGER GROUP INTERNATIONAL, INC.

By:	/s/ Jeffrey Glenn
Name: Jeffrey Glenn
Title: Chief Executive Officer

STATE OF California	)
)
COUNTY OF Santa Clara	)

On Dec. 8, 2010, before me, Elaine Peach, a Notary Public, personally appeared Jeffrey Glenn who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of CA that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature    /s/ Elaine Peach

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Acknowledgement of Assignee:

EIGER BIOPHARMACEUTICALS, INC.

By:	/s/ David Cory
Name: David Cory
Title: Chief Executive Officer

STATE OF California	)
)
COUNTY OF Santa Clara	)

On Dec. 8, 2010, before me, Elaine Peach, a Notary Public, personally appeared David Cory who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature    /s/ Elaine Peach

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A: SCHEDULE 1

TRANSFERRED IP INCLUDED IN PURCHASED ASSETS

Transferred Documents and Information

(as defined in Agreement)

Transferred Patents

Country/Filed	Application No.	Publication No.	Patent No.
[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A: SCHEDULE 2

Assignment from Dr. Jeffrey Glenn to Eiger Group International, Inc.

(cover page – assignment follows)

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EIGER GROUP INTERNATIONAL, INC.

ASSIGNMENT

THIS ASSIGNMENT is made as of November 20, 2007 (“Effective Date”) by and between EIGER GROUP INTERNATIONAL, INC., a Delaware corporation (the “Company”), and JEFFREY GLENN (the “Founder”).

WHEREAS, the Founder is purchasing shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to that certain Founder Stock Purchase Agreement of even date herewith (“Founder Stock Purchase Agreement”);

WHEREAS, the Founder possesses certain Intellectual Property (as defined below) related to the business of the Company; and

WHEREAS, the Founder and the Company desire to assign the Intellectual Property to the Company concurrently with the purchase of shares of Common Stock pursuant to the Founder Stock Purchase Agreement.

The parties agree as follows:

1. Assignment of Intellectual Property.

(a) Founder hereby irrevocably assigns, transfers and conveys to the Company all of his right, title and interest in and to all patents and patent applications which relate to the Company’s proposed or current business, products or research and development, as set forth on Exhibit A hereto ( the “Intellectual Property”).

(b) Except as set forth in the Schedule of Exceptions attached as Exhibit B, Founder represents and warrants that (i) Founder is the owner of the entire right, title and interest in and to the Intellectual Property, (ii) Founder has the sole right and authority to enter into this Agreement and grant the rights hereunder, (iii) Founder has not previously granted any rights or licenses in the Intellectual Property, (iv) the Intellectual Property listed in Exhibit A constitutes all of the proprietary rights owned by Founder that are related to the Company’s business as presently conducted or contemplated to be conducted, including the design, manufacture, license and sale of all products and technology currently under development or in production, and (v) Founder does not own or have the right to license any other Intellectual Property that is related to the conduct of the Company’s business that is not otherwise listed on Exhibit A.

(c) Founder agrees to execute any and all papers and documents, and take such other actions as are reasonably requested by the Company, to evidence, perfect, defend the foregoing assignment and fully implement the Company’s proprietary rights in the subject matter assigned hereunder, such as obtaining and enforcing copyrights, patents or trademarks and to fully cooperate in the prosecution, enforcement and defense of such proprietary rights. Founder

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further agrees that if the Company is unable, for any reason, to secure signatures to apply for or to pursue any application for any patent, copyright, trademark or other proprietary right covering any Intellectual Property assigned to the Company above, then Founder hereby irrevocably designates and appoints the Company its duly authorized officers and agents as the Founder’s agent and attorney-in-fact, to act for and in Founder’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks and other registrations thereon with the same legal force and effect as if executed by the Founder.

(d) Founder has listed in Exhibit C all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Founder prior to employment with the Company (collectively, the “Prior Inventions”), which belong to Founder, which relate to the Company’s proposed or current business, products or research and development, and which are not assigned to the Company; or, if no such list is attached, Founder represents that there are no such inventions. In the event that any Prior Inventions are listed on Exhibit C, Founder hereby grants to Company a present, non-exclusive, royalty free, irrevocable, perpetual, world-wide license to make, have made, sublicense, modify, use and sell such Prior Invention as part of or in connection with the Company’s products and technology currently under development or in production.

2. General Provisions.

(a) This Assignment shall be governed by the laws of the State of California, without giving effect to principles of conflicts of law. This Assignment represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended in writing signed by both parties.

(b) Any notice, demand or request required or permitted to be given by either the Company or the Founder pursuant to the terms of this Assignment shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Assignment or such other address as a party may request by notifying the other in writing.

(c) The rights and benefits of the Company under this Assignment shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Founder under this Assignment may only be assigned with the prior written consent of the Company and any purported transfer otherwise shall be null and void.

(d) Either party’s failure to enforce any provision or provisions of this Assignment shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Assignment. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e) The Founder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Assignment.

(f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to the other party if so requested.

(h) If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Founder has reviewed this Assignment in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Assignment and fully understands all provisions of this Assignment.

[Signature Page Follows]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

COMPANY:		FOUNDER:
EIGER GROUP INTERNATIONAL, INC.		JEFFREY GLENN
a Delaware corporation

By:	/s/ Jeffrey Glenn	/s/ Jeffrey Glenn
Name:	JEFFREY GLENN	JEFFREY GLENN
Title:	President and Chief Executive Officer
Address:		Address:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

Intellectual Property

Pursuant to Section 1 of this Agreement, Founder hereby irrevocably assigns, transfers and conveys to the Company all of his right, title and interest in and to all patents and patent applications which relate to the inhibition of viruses by inhibiting prenylation or post-prenylation reactions.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B

Schedule of Exceptions

Section 1(b)(iii)

A nonexclusive, nontransferable, irrevocable, paid up license was granted to the Federal Government in the invention described in patent application serial number [ * ] and in any and all divisions, continuations, and continuations in part, and in any and all patents and reissues granted thereon.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C

Prior Inventions

NONE

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A: SCHEDULE 3

Assignment from the Regents of the University of California to Dr. Jeffrey Glenn

(cover page – assignment follows)

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ASSIGNMENT

WHEREAS, The Regents of the University of California, a corporation (hereinafter “assignor”), is the sole and exclusive owner, by assignment, of the United States Patent Application Serial No. [ * ] filed [ * ] and the inventions described therein);

WHEREAS, Jeffrey B. Glenn, the inventor and a citizen of the United States of America (hereinafter “assignee”), is desirous of acquiring the right, title and interest in, to and under said Patent application and the inventions covered thereby:

NOW, THEREFORE, in consideration of and in exchange for the sum of [ * ] to it paid by assignee and other good and valuable consideration, the receipt of which is hereby acknowledged, assignor has sold, assigned, and transferred, and does hereby sell, assign, and transfer the entire right, title and interest in and to the above mentioned inventions, application for Letters Patent, and any and all applications for Letters Patent in the United States of America and in all foreign countries and in all Patents in the United States of America and all foreign countries which may be granted therefor and thereon, and in and to any and all divisions, continuations, and continuations-in-part of said application, or reissues or extensions of said Letters Patent or Patents, and all rights under the International Convention for the Protection of Industrial Property, the same to be held and enjoyed by the said assignees, for their own use and benefit and the use and benefit of their successors, legal representatives and assigns, to the full end of the term or terms for which Letters Patent or Patents may be granted, as fully and entirely as the same would have been held and enjoyed by the assignors, had this sale and assignment not been made.

AND for the same consideration, the said assignors hereby covenant and agree to and with the assignees, their successors, legal representatives and assigns, that, at the time of execution

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and delivery of these presents, the said assignors are the sole and lawful owners of the entire right, title and interest in and to the said inventions and the application for Letter Patent above mentioned, and that the same are unencumbered and that the said assignors have good and full right and lawful authority to sell and convey the same in the manner herein set forth.

AND, assignor hereby authorizes and requests the Commissioner of Patents and Trademarks to issue any and all letters patents of the United States on said inventions or resulting from said applications and any continuations, divisionals and reissues thereof to assignee as assignee of the entire interest, and hereby covenants that it has full right to convey the entire interest herein assigned, and that it has not executed, and will not execute, any agreements inconsistent herewith.

The Regents of the University of California

	/s/ Jeffrey S. Glenn	By	/s/ Linda S. Stevenson
	signature		signature

Name:	Jeffrey S. Glenn	Name:	Linda S. Stevenson
Title:	Inventor	Title:	Sr. Prosecution Analyst

Date	November 28, 1994

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

Letter Agreement Between Dr. Jeffrey Glenn and the Regents of the University of California

(cover page – assignment follows)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[UNIVERSITY OF CALIFORNIA LETTERHEAD]

J.W. PELTASON President V. WAYNE KENNEDY Senior Vice President— Business & Finance	OFFICE OF TECHNOLOGY TRANSFER 1320 Harbor Bay Parkway, Suite 150 Alameda, CA 94502 tel: (510) 748-6600 fax (510) 748-6639
VIA FAX: 415-497-0184
November 3, 1994

Jeffrey S. Glenn, M.D.

1130 Welch Road, #336

Palo Alto, CA 94304

Re:	PCT Patent Application No.: US93/05247
Filed: May 29, 1994
National Phase Due: November 29, 1994
METHOD FOR INHIBITION OF VIRAL MORPHOGENESIS
U.C. Case No.: 92-164-1 and -2

Dear Dr. Glenn:

As we have discussed, the University of California will not be funding the national phase filings for this case. You have indicated that, assuming the NIH releases its rights in the invention, you would like to take over prosecution of both the national phase filings and the pending U.S. applications. I understand that Kate Murashige has provided you with information on the status of the application and the expected costs of initial national phase filings.

The University is willing to take the appropriate actions to release its rights in the pending US and PCT filings to you, contingent on NIH approval, provided that (1) you will fund the initial national phase filings for the application in the European Patent Office, Japan and any other jurisdictions that you determine to be appropriate; (2) you agree to reimburse the University for the expenses it has incurred in connection with the prosecution of the case to date, in the US and under the PCT, but only out of any revenue that you may receive on account of the case; and (3) you agree to be responsible for the costs of transferring the applications to you.

The University’s books currently show expenses of approximately [ * ] in connection with the prosecution of the case. It is possible that there are also additional expenses that have been incurred but are not yet recorded. As we discussed, I will ask our accounting department to send you copies of the invoices that constitute these expenses.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Jeffrey S. Glenn, M.D.

November 3, 1994

Please confirm your agreement with the provisions stated in this letter by signing it and returning it to my attention.

Very truly yours,

/s/ Linda L. Carloni

Linda L. Carloni

Senior Licensing Officer

AGREED:

/s/ Jeffrey S. Glenn
Jeffrey S. Glenn

Date: 11/10/94

ACCEPTED ON BEHALF OF THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

/s/ Terence A. Feuerborn
Terence A. Feuerborn Interim Director Office of Technology Transfer

Date: 11-12-94

cc:	Linda S. Stevenson, Sr. Prosecution Analyst, OTT
Kate H. Murashige, Esq., MORRISON & FOERSTER (22000-20524& 536)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

Structures Excluded from the Definition of Compounds

Eiger’s current lead compounds, which have been made and tested and so are excluded from the definition of Compound, include [ * ].

Eiger’s current lead compounds, which have neither been made nor tested and are excluded from the definition of Compound, include [ * ]. [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.